EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement (No. 33-58646) of Mesa Air Group, Inc. on Form S-8 of our report dated January 15, 2003, appearing in this Annual Report on Form 10-K of Mesa Air Group, Inc. 401(k) Plan for the year ended September 30, 2002.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 26, 2003